UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 16, 2012
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware    0-27275    04-3432319
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)     (Zip Code)
Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Akamai Technologies, Inc. (the “Company”) held its annual meeting of stockholders on May 16, 2012 (the “Annual Meeting”). At the Annual Meeting, three items of business were acted upon by stockholders. There were 179,077,805 shares of Akamai's common stock eligible to vote, and 149,260,953 shares present in person or by proxy at the Annual Meeting.

1.     The following nominees were elected to the Company's Board of Directors as Class I for terms expiring at the 2015 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
George Conrades	114,074,158	13,391,561	527,184	21,268,050
Martin Coyne	121,454,120	5,913,178	625,605	21,268,050
Jill Greenthal	122,558,885	4,811,921	622,097	21,268,050
Geoffrey Moore	122,488,113	4,876,745	628,045	21,268,050
Following the Annual Meeting, Pamela J. Craig, F. Thomson Leighton, Paul Sagan and Naomi O. Seligman, having terms expiring in 2013, and C. Kim Goodwin, Peter J. Kight and Frederic V. Salerno, having terms expiring in 2014, continued in office.
2.    A non-binding, advisory proposal on the compensation of the Company's named executive officers was approved.

For:	66,800,216
Against:	60,803,986
Abstain:	388,701
Broker Non-Votes:	21,268,050
3. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	146,840,880
Against:	1,900,127
Abstain:	519,946
Broker Non-Votes:	—

Item 9.01. Financial Statements and Exhibits

None

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President, General Counsel and Corporate Secretary